Exhibit 10.3

EXECUTION VERSION

General Electric Company

41 Farnsworth Street

Boston, MA 02210

RE: Non-Competition Agreement

Ladies and Gentlemen:

This agreement (this “Agreement”) is entered into as of July 3, 2017, by and between GENERAL ELECTRIC COMPANY, a New York corporation (“GE”), and BAKER HUGHES, A GE COMPANY, a Delaware corporation (“Newco” and, together with GE, the “Parties”).

Newco and GE hereby agree as follows:

1.    Non-Competition Covenant. Except as permitted pursuant to Section 2, from the Closing, for the period beginning on the Closing Date and ending on the second anniversary of the Trigger Date, no member of the GE Group shall own, manage, operate or engage in, directly or indirectly, a Competing Business anywhere in the world.

2.    Exceptions to Non-Competition Covenant.

(a)    Notwithstanding Section 1, and without implicitly agreeing that the following activities would be subject to the provisions of Section 1, nothing in Section 1 shall preclude, prohibit or restrict any member of the GE Group from engaging in any manner in any: (i) Existing Business; (ii) De Minimis Business; (iii) Financial Services Business; (iv) Additive Activities; (v) IIOT Enabling Activities; or (vi) Control Systems Activities.

(b)    With respect to the Competing Business of any After-Acquired Business, no member of the GE Group shall be subject to the restrictions set forth in Section 1 with respect to such Competing Business, so long as (i) 50% or less of the revenue of such After-Acquired Business in the most recently completed calendar year was generated from such Competing Business, and (ii) prior to the expiration of the Post-Acquisition Period, (A) the applicable member of the GE Group executes a definitive agreement for, and consummates, the Sale of all (but not less than all) of the Competing Business (in accordance with Section 3(a)) or of all (but not less than all) of the O&G Contractual Obligations of the Non-Segregable Competing Business (in accordance with Section 3(c)), as applicable, or (B) the Competing Business of such After-Acquired Business complies with the non-competition covenant described in Section 1 (subject to any applicable exceptions in Section 2). For the avoidance of doubt, nothing in this Agreement shall limit the ability of the GE Seller to operate the Competing Business during the applicable Post-Acquisition Period prior to the expiration thereof.

3.    Competing Business.

(a)    Unless otherwise agreed by the Parties, subject to Section 3(b), prior to any Sale of a Competing Business, the applicable member of the GE Group (the “GE Seller”) shall first, as soon as reasonably practicable following the consummation of the acquisition of such Competing Business by the GE Seller and within the applicable Post-Acquisition Period, deliver a written notice (the “Offer Notice”) to Newco or its designated Subsidiary (the “Newco Buyer”) setting forth (i) the price for all (but not less than all) of such Competing Business (which such price shall be the fair market value, as reasonably determined by GE, taking into consideration, as applicable, the terms upon which the GE Group acquired such Competing Business) and (ii) any other material terms and conditions of the proposed Sale. The receipt of the Offer Notice by the Newco Buyer shall constitute an exclusive offer by the GE Seller to Sell all (but not less than all) of such Competing Business to the Newco Buyer at the price and on the terms as set forth in the Offer Notice (the “Offer”). The Offer shall remain open and irrevocable for a period of sixty (60) days after receipt of such Offer Notice by the Newco Buyer (the “Offer Period”). The Newco Buyer shall have, during the Offer Period, reasonable access to the properties and books and records of such Competing Business as is customary for comparable transactions, subject to a customary confidentiality agreement. If the Newco Buyer accepts the Offer at any time prior to the expiration of the Offer Period by written notice delivered to, and received by, the GE Seller, the GE Seller and the Newco Buyer shall, as soon as reasonably practicable following such acceptance, negotiate in good faith, on an arms’ length basis and consistent with the terms of the Offer Notice, the other terms and conditions (to the extent not otherwise specified in the Offer Notice) of, and enter into, the definitive agreement for the Sale by the GE Seller to the Newco Buyer of all (but not less than all) of such Competing Business. The GE Seller and the Newco Buyer shall consummate the Sale of all (but not less than all) of such Competing Business by the GE Seller to the Newco Buyer as soon as reasonably practicable following the execution of such definitive agreement, and after any applicable regulatory approvals have been obtained, any required notices have been filed or made and any waiting periods imposed by the applicable Governmental Entities necessary to consummate such Sale have expired or been terminated (such approval, notices and waiting periods collectively, the “Regulatory Conditions”). In the event that the Newco Buyer does not notify the GE Seller in writing of its desire to accept the Offer prior to the expiration of the Offer Period, or such Sale of such Competing Business from the GE Seller to the Newco Buyer is not consummated for any other reason, the GE Seller shall thereafter use its commercially reasonable efforts to consummate the Sale of all (but not less than all) of such Competing Business to a third party; provided that, such Competing Business is Sold (x) for an amount not less than the offer price included in the Offer Notice and (y) otherwise on terms and conditions no less favorable in the aggregate to the GE Seller than those specified in the Offer Notice. In the event the GE Seller fails to so consummate the Sale of all (but not less than all) of such Competing Business to a third party, the GE Seller shall promptly deliver a revised written notice to the Newco Buyer (the “Revised Offer Notice”) setting forth (A) the revised price for all (but not less than all) of such Competing Business (which such price shall be the fair market value, as reasonably determined by GE, taking into consideration, as applicable, the terms upon which the GE Group acquired such Competing Business) and (B) any other material terms and conditions of the proposed Sale. The receipt of the Revised Offer Notice by the Newco Buyer shall constitute an exclusive offer by the GE Seller to Sell all (but not less than all) of such Competing Business to the Newco Buyer at the price as set forth in the Revised Offer Notice (the “Revised Offer”). The Revised Offer shall remain open and irrevocable until the expiration of thirty (30) days after receipt of such Revised Offer Notice by the Newco Buyer (the “Revised Offer Period”). If the Newco Buyer accepts the Revised Offer at any time prior to the expiration of the Revised Offer Period by written notice delivered to, and received by, the GE Seller, the GE Seller and the Newco Buyer shall, as soon as reasonably practicable following such acceptance, negotiate in good faith, on an arms’ length basis and consistent with the terms of the Revised Offer Notice the other terms and conditions (to the extent not otherwise specified in the Revised Offer Notice) of, and enter into, the definitive agreement for the Sale by the GE Seller to the Newco Buyer of all (but not less than all) of such Competing Business. The GE Seller and the Newco Buyer shall consummate the Sale of all (but not less than all) of such Competing Business by the GE Seller to the Newco Buyer as soon as reasonably practicable following the execution of such definitive agreement, and after satisfaction of any applicable Regulatory Conditions. In the event that the Newco Buyer does not accept the Revised Offer Notice, or such Sale of the Competing Business from the GE Seller to the Newco Buyer is not consummated for any other reason, the GE Seller shall thereafter continue to use its commercially reasonable efforts to consummate the Sale of all (but not less than all) of such Competing Business to a third party; provided that, such Competing Business is Sold (x) for an amount not less than the offer price included in the Revised Offer Notice and (y) otherwise on terms and conditions no less favorable in the aggregate to the GE Seller than those specified in the Revised Offer Notice. To the extent the GE Seller continues to fail to so consummate the Sale of all (but not less than all) of such Competing Business to a third party, the GE Seller shall continue to deliver further revised written offer notices to the Newco Buyer with respect to such Competing Business, and in the event that a Sale of such Competing Business from the GE Seller to the Newco Buyer is not consummated, the GE Seller shall thereafter continue to use its commercially reasonable efforts to consummate the Sale of all (but not less than all) of such Competing Business to a third party, in each case, in accordance with the applicable provisions of this Section 3(a). For avoidance of doubt, such Competing Business shall not be subject to the provisions of Section 1 until the expiration of the applicable Post-Acquisition Period.

(b)    With respect to the Competing Business of any After-Acquired Business, GE may elect, in its sole discretion, to undertake a reasonable determination as to whether such Competing Business is unreasonably burdensome to Sell taking into account in such objective determination, among other appropriate considerations, as applicable, the (A) feasibility of separation of technological architecture or the digital offering, if any, in a manner that would not significantly impair its functionality or value; (B) feasibility of separation of shared manufacturing or service infrastructure; and (C) operational complexity for provision of support or other services. If GE elects to undertake such a determination, the applicable GE Seller shall deliver to the Conflicts Committee, as soon as reasonably practicable, and in any event, no later than the date of the consummation of the acquisition of such Competing Business by the GE Seller, a written notice (the “Consultation Notice”) (i) of such acquisition of such Competing Business by the GE Seller and (ii) setting forth in reasonable detail such GE Seller’s conclusion that such Competing Business is unreasonably burdensome to Sell. For a period of twenty (20) days following the receipt of the Consultation Notice (the “Consultation Period”), the Conflicts Committee shall have reasonable access to the copies of the relevant diligence materials of the Competing Business of such After-Acquired Business, subject to a customary confidentiality agreement, setting forth the basis for the GE Seller’s conclusion and shall consult with the GE Seller in good faith with respect to such conclusion. The GE Seller shall take into consideration reasonable justifications of the Conflicts Committee that such Competing Business is not unreasonably burdensome to Sell. In the event that the GE Seller and the Conflicts Committee both agree that such Competing Business is unreasonably burdensome to Sell, such Competing Business shall be deemed a Non-Segregable Competing Business and shall be subject to the process set forth in Section 3(c) (a “Non-Segregable Determination”). If the GE Seller and the Conflicts Committee after good faith effort fail to come to an agreement as to whether such Competing Business is unreasonably burdensome to Sell prior to the expiration of the Consultation Period, the parties shall submit such Dispute for resolution under the procedures set forth in Section 3(d). A final determination under such procedures that such Competing Business is unreasonably burdensome to Sell shall constitute a Non-Segregable Determination for all purposes hereunder. In the absence of a Non-Segregable Determination, such Competing Business shall not be considered a Non-Segregable Competing Business for any purpose hereunder and shall be subject in all respects to the process set forth in Section 3(a). Notwithstanding anything to the contrary contained herein, no Competing Business of an After-Acquired Business shall be considered a Non-Segregable Competing Business or be eligible for the process set forth in Section 3(c) if more than twenty percent (20%) or $350 million of its revenue in the most recently completed calendar year was generated from the Competing Business.

(c)    In the event of a Non-Segregable Determination, the GE Seller shall deliver a written notice (the “O&G Contractual Obligations Offer Notice”) to the Newco Buyer setting forth (i) the list of the O&G Contractual Obligations of such Non-Segregable Competing Business then in effect and (ii) the price for all (but not less than all) of such O&G Contractual Obligations (which such price shall be the fair market value, as reasonably determined by GE in good faith based on the aggregate purchase price paid or payable by GE for the After-Acquired Business, taking into consideration, as applicable, the terms upon which the GE Group acquired such Non-Segregable Competing Business). The receipt of the O&G Contractual Obligations Offer Notice by the Newco Buyer shall constitute an exclusive offer by the GE Seller to Sell all (but not less than all) of such O&G Contractual Obligations to the Newco Buyer at the price and on the terms as set forth in the O&G Contractual Obligations Offer Notice (the “O&G Contractual Obligations Offer”). The O&G Contractual Obligations Offer shall remain open and irrevocable for a period of sixty (60) days after receipt of such O&G Contractual Obligations Offer Notice by the Newco Buyer (the “O&G Contractual Obligations Offer Period”). The Newco Buyer shall have, during the O&G Contractual Obligations Offer Period, reasonable access to the copies of such O&G Contractual Obligations, subject to customary confidentiality agreement. If the Newco Buyer accepts the O&G Contractual Obligations Offer at any time prior to the expiration of the O&G Contractual Obligations Offer Period by written notice delivered to, and received by, the GE Seller, the parties shall, as soon as reasonably practicable following such acceptance, negotiate in good faith, on an arms’ length basis and consistent with the terms of the O&G Contractual Obligations Offer the other terms and conditions (to the extent not otherwise specified in the O&G Contractual Obligations Offer Notice) of (A) the Sale of all (but not less than all) of such O&G Contractual Obligations by the GE Seller to the Newco Buyer and (B) the segment strategy of serving the customers’ requirements, it being understood that the Newco Buyer shall serve as the Leading Party (as defined in the Channel Agreement) with respect to all (but not less than all) of the O&G Products and Services in the applicable O&G Activities of such Non-Segregable Competing Business pursuant to a Competing Products and Services Channel (as defined in the Channel Agreement), and enter into a definitive agreement for such Sale as soon as reasonably practicable thereafter. The GE Seller and the Newco Buyer shall consummate such Sale of all (but not less than all) of such O&G Contractual Obligations by the GE Seller to the Newco Buyer as soon as reasonably practicable following the execution of such definitive agreement, and after satisfaction of any applicable Regulatory Conditions. The O&G Contractual Obligations of such Non-Segregable Competing Business shall not be subject to the terms and conditions of this Agreement or the Channel Agreement (including, for avoidance of doubt, the allocation and other provisions set forth in the applicable Channel Policies under the Channel Agreement) until the GE Seller and the Newco Buyer consummate a Sale of all (but not less than all) of such O&G Contractual Obligations, and in the event that the Newco Buyer does not notify the GE Seller in writing of its desire to accept the O&G Contractual Obligations Offer prior to the expiration of the O&G Contractual Obligations Offer Period, the terms and conditions of this Agreement and the Channel Agreement shall continue to be inapplicable to such Non-Segregable Competing Business, and nothing herein shall limit the ability of the GE Seller to operate such Non-Segregable Competing Business. Unless otherwise agreed by the Parties, any Non-Segregable Competing Business acquired by any member of the GE Group following the Trigger Date shall not be considered a Competing Business for all purposes of this Agreement and the Channel Agreement, and no member of the GE Group shall be subject to the restrictions set forth in Section 1 with respect to such Non-Segregable Competing Business.

(d)    In the event (i) the GE Seller and the Conflicts Committee after good faith effort fail to come to an agreement as to whether a Competing Business is unreasonably burdensome to Sell prior to the expiration of the Consultation Period or (ii) the Newco Buyer disagrees with any matter in respect of a O&G Contractual Obligations Offer for all (but not less than all) of such O&G Contractual Obligations after a good faith effort to come to an agreement (in the case of both clause (i) and (ii), a “O&G Contractual Obligations Dispute”), the Newco Buyer shall submit to GE Seller a written notice of such disagreement in reasonable detail, including, if applicable, the price at which the Newco Buyer proposes to purchase such O&G Contractual Obligations, and the GE Seller and the Newco Buyer shall submit for final resolution to a nationally recognized consulting firm mutually acceptable to both parties (the “Segregation Expert”) their respective written submissions setting forth in reasonable detail their respective views as to the correct nature of the O&G Contractual Obligations Dispute, including the price for such O&G Contractual Obligations, if applicable, and reflecting any discussions between the parties. To the extent the O&G Contractual Obligations Dispute includes a dispute as to the purchase price applicable to such O&G Contractual Obligations, the parties shall instruct the Segregation Expert to determine which of the parties’ respective written submissions most closely reflects the fair market value for such O&G Contractual Obligations, and taking into consideration, as applicable, the aggregate purchase price paid or payable by GE for the After-Acquired Business and the terms upon which the GE Group acquired such Non-Segregable Competing Business. With respect to such valuation issues, the Segregation Expert shall determine the fair market value for such O&G Contractual Obligations within thirty (30) days following its appointment by the parties by selecting either of the prices set forth in the parties’ respective written submissions, and taking into consideration, as applicable, the aggregate purchase price paid or payable by GE for the After-Acquired Business and the terms upon which the GE Group acquired such Non-Segregable Competing Business. The decision by the Segregation Expert in accordance with this Section 3(d) shall be final and binding on each party. Each party shall bear the costs and expenses of the Segregation Expert equally. For avoidance of doubt, the O&G Contractual Obligation Dispute resolution in this Section 3 shall be subject to the prohibition on the parties to commence or voluntarily participate in a court action or proceeding prior to the Trigger Date, as set forth in Section 8(b).

(e)    The receipt by the Newco Buyer of a written notice from the GE Seller of the final resolution by the Segregation Expert under the procedures set forth in Section 3(d) with respect to such O&G Contractual Obligations shall constitute an exclusive offer by the GE Seller to Sell all (but not less than all) of such O&G Contractual Obligations to the Newco Buyer at the price and on the terms as set forth in such written notice (the “Final Offer”). The Final Offer shall remain open and irrevocable until the expiration of ten (10) days after receipt by the Newco Buyer of the Final Offer (the “Final Offer Period”). If the Newco Buyer accepts the Final Offer at any time prior to the expiration of the Final Offer Period by written notice delivered to, and received by, the GE Seller, the parties shall, as soon as reasonably practicable following such acceptance, negotiate in good faith, on an arms’ length basis consistent with the terms of the Final Offer the other terms and conditions (to the extent not otherwise specified in the Final Offer) of (x) the Sale of all (but not less than all) of such O&G Contractual Obligations by the GE Seller to the Newco Buyer and (y) the segment strategy of serving the customers’ requirements, it being understood that the Newco Buyer shall serve as the Leading Party (as defined in the Channel Agreement) with respect to all (but not less than all) of the O&G Products and Services in the applicable O&G Activities of such Non-Segregable Competing Business pursuant to a Competing Products and Services Channel (as defined in the Channel Agreement), and enter into a definitive agreement for such Sale as soon as reasonably practicable thereafter. The GE Seller and the Newco Buyer shall consummate such Sale of all (but not less than all) of such O&G Contractual Obligations by the GE Seller to the Newco Buyer as soon as reasonably practicable following the execution of such definitive agreement, and after satisfaction of any applicable Regulatory Conditions. In the event that the Newco Buyer does not notify the GE Seller in writing of its desire to accept the Final Offer prior to the expiration of the Final Offer Period, the terms and conditions of this Agreement and the Channel Agreement shall continue to be inapplicable to such Non-Segregable Competing Business, and nothing herein shall limit the ability of the GE Seller to operate such Non-Segregable Competing Business.

4.    Supply Agreement. During the period of two (2) years following the Trigger Date (the “Tail Period”), if a member of the Newco Group (the “Newco Purchaser”) reduces in any given six-month period (which period starts at any point of time after the Trigger Date) the GE Sourcing Costs Share with respect to any Seller Good that it purchases from a member of the GE Group (the “GE Supplier”) pursuant to the Supply Agreement by thirty percent (30%) as compared to the GE Sourcing Costs Share with respect to such Seller Good purchased from GE Supplier in the most recently completed calendar year prior to the Trigger Date, and the GE Supplier (a) has available capacity to supply such Seller Good pursuant to the Supply Agreement and (b) is not in material breach of the Supply Agreement (which such breach is incapable of being satisfied or cured by the GE Supplier within thirty (30) calendar days following receipt of written notice from the Newco Purchaser of such breach), then Section 1 shall no longer restrict the GE Supplier from selling such Seller Good during the remainder of the Tail Period. Upon reasonable request from the applicable GE Supplier, Newco shall, or shall cause the applicable Newco Purchaser to, provide to the applicable requesting GE Supplier, in reasonable detail, the GE Sourcing Costs Share with respect to applicable time periods. For purposes of this Section 4, “GE Sourcing Costs Share” means the quotient of (a) the amount of the sourcing costs incurred by the Newco Purchaser with respect to any Seller Good (as defined in the Supply Agreement) purchased by the Newco Purchaser from the GE Supplier in any given period of time divided by (b) the aggregate amount of the sourcing costs incurred by the Newco Group with respect to such Seller Good purchased by the Newco Group from the GE Group and third party suppliers in the same period of time.

5.    Remedies. The covenants and undertakings contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of the terms will cause irreparable injury to Newco, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Agreement will be inadequate. Therefore, Newco will be entitled, subject to Section 8 (including the prohibition on the Parties to commence or voluntarily participate in a court action or proceeding prior to the Trigger Date, as set forth in Section 8(b)) and Section 3(d), to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of a breach of this Agreement without the necessity of posting any bond or other indemnity. The rights and remedies provided by this Section 5 are cumulative and in addition to any other rights and remedies which Newco may have hereunder or at law or in equity.

6.    Amendment; Waiver. No provision of this Agreement may be amended or modified except by written instrument signed by all the Parties to such agreement; provided that any material amendment or modification of this Agreement shall require the prior written approval of the Conflicts Committee or its authorized designee. Either Party may, in its sole discretion, waive any and all rights granted to it in this Agreement; provided that no waiver by either Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving; provided, further, that any waiver of any or all of Newco’s material rights granted under this Agreement shall require the prior written approval of the Conflicts Committee or its authorized designee. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

7.    Assignment; No Third Party Beneficiary. This Agreement shall not be assigned by either Party without the prior written consent of the other Party. This Agreement is for the sole benefit of the Parties to the Agreement and the members of their respective Group and their permitted successors and assigns (but not any Person (or its Affiliates) that purchases the products, parts, equipment, services, technology or systems from any member of the Newco Group or the GE Group under this Agreement), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other) Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.    Dispute Resolution.

(a)    Except with respect to any Dispute pursuant to Section 3, any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, or the validity, interpretation, breach or termination thereof, (a “Dispute”), shall be resolved in accordance with the procedures set forth in this Section 8, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified below. The Parties shall attempt in good faith to resolve any Dispute by negotiation between the senior business leader or officer of the applicable GE business or unit, on the one hand, and the Conflicts Committee, on the other hand (or their respective authorized designees). Either Party may initiate the negotiation process by providing a written notice to the other (the “Initial Notice”). Fifteen (15) days after delivery of the Initial Notice, the receiving Party shall submit to the other a written response (the “Response”). The Initial Notice and the Response shall include (i) a statement of the Dispute and of each Party’s position and (ii) the name and title of any person that will represent that Party and of any other person who will accompany such person. Such meeting may be in person or by telephone within ten (10) Business Days of the date of the Response to seek a resolution of the Dispute. If a Dispute is not resolved by negotiation as provided above within thirty (30) days from the delivery of the Response, then either Party may submit the Dispute for resolution by mediation pursuant to the CPR Institute for Dispute Resolution (the “CPR”) Model Mediation Procedure as then in effect. The Parties will select a mediator from the CPR Panels of Distinguished Neutrals. If the Parties are unable to select a mutually agreeable mediator within twenty (20) days following the submission of the Dispute to the CPR, the CPR shall select the mediator from the CPR Panels of Distinguished Neutrals. Either Party at commencement of the mediation may ask the mediator to provide an evaluation of the Dispute and the Parties’ relative positions.

(b)    If a Dispute is not resolved by mediation within thirty (30) days of the selection of a mediator (unless the mediator chooses to withdraw sooner), the dispute shall be resolved through arbitration. Either Party may submit the Dispute to be finally resolved by arbitration pursuant to the CPR Rules for Non-Administered Arbitration as then in effect (the “CPR Arbitration Rules”). The Parties consent to a single, consolidated arbitration for all known Disputes existing at the time of the arbitration and for which arbitration is permitted. The neutral organization for purposes of the CPR Arbitration Rules will be the CPR. The arbitral tribunal shall be composed of three (3) arbitrators, of whom each Party shall appoint one (1) in accordance with the “screened” appointment procedure provided in Rule 5.4 of the CPR Arbitration Rules, and the third arbitrator shall be nominated by agreement of the two party-nominated arbitrators. The arbitration shall be conducted in New York City. Each Party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other Party. A written transcript of the proceedings shall be made and furnished to the Parties. The arbitrators shall determine the Dispute in accordance with the Law of the State of New York, without giving effect to any conflict of law rules or other rules that might render such Law inapplicable or unavailable, and shall apply this Agreement and the Transaction Documents according to their respective terms; provided, however, that the provisions of this Agreement relating to arbitration shall in any event be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The Parties agree to be bound by any award or order resulting from any arbitration conducted in accordance with this Section 8 and further agree that judgment on any award or order resulting from an arbitration conducted under this Section 8 may be entered and enforced in any court having jurisdiction thereof. Notwithstanding anything to the contrary contained in this Agreement, including the provisions of Section 3(d), prior to the Trigger Date, no Party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, and following the Trigger Date, only (i) for enforcement, (ii) to restrict or vacate an arbitral decision based on the grounds specified under applicable Law or (iii) for interim relief. For purposes of the foregoing, with respect to such action following the Trigger Date, the Parties submit to the non-exclusive jurisdiction of the courts of the State of New York.

(c)    In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. The tribunal shall further have the authority to resolve any challenge to its jurisdiction, including challenges to the existence of a valid arbitration agreement or the scope of this agreement. If the tribunal shall not have been appointed, either Party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the Parties will seek modification or rescission of the court action as necessary to accord with the tribunal’s decision. Each Party will bear its own attorneys’ fees and costs incurred in connection with the resolution of any Dispute in accordance with this Section 8. Commencing with a request contemplated by this Section 8, all communications between the Parties or their Representatives in connection with the attempted resolution of any Dispute, including any mediator’s evaluation, shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute. The Parties expressly waive and forego any right to (i) any special, indirect, incidental, punitive, consequential, exemplary, statutorily enhanced or similar damages, in excess of compensatory damages (provided that liability for any such damages to the extent awarded to a third party shall be considered direct damages and for the avoidance of doubt compensatory damages shall include lost profits to the extent awarded) and (ii) trial by jury. The specific procedures set forth in this Section 8, including but not limited to the time limits referenced therein, may be modified by agreement of the Parties in writing. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 8 are pending. The Parties will take such action, if any, required to effectuate such tolling.

9.    Miscellaneous. The provisions of Sections 7.2 (Governing Law), 7.4 (Notices), 7.5 (Severability), 7.6 (Entire Agreement), 7.9 (Interpretations) (but excluding the entire sentence “References to a Person are also to its permitted successors and assigns” in that Section) and 7.11 (Counterparts; Electronic Transmission of Signatures) of the Stockholders Agreement are hereby incorporated into this Agreement mutatis mutandis, as if references to the Stockholders Agreement were references to this Agreement. Upon receipt of a reasonable written information request from Newco regarding compliance by the GE Group with the provisions of this Agreement specified in such request, GE shall provide to Newco reasonably necessary information in respect thereof.

10.    Certain Definitions. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in that certain Stockholders Agreement, dated the date hereof, between GE and Newco (as amended, modified or supplemented from time to time in accordance with its terms, the “Stockholders Agreement”). The following capitalized terms used in this Agreement shall have the meaning set forth below:

“Additive Activities” means offering for sale, lease or distribution or otherwise providing, either directly or indirectly, to any customer (including O&G Companies and competitors of Newco) regardless of end user or end segment, materials, machines, processes, practices, software, data or designs that can be used in Additive Manufacturing of products, or any products of Additive Manufacturing themselves, subject to the exceptions set forth on Schedule C. For purposes of this definition, “Additive Manufacturing” means the process of joining materials to make objects from 3D model data, usually layer upon layer, as opposed to subtractive manufacturing methodologies.

“After-Acquired Business” means any business activity that would violate Section 1 that is acquired from any Person or is carried on by any Person that is acquired by or combined with any member of the GE Group, in each case, after the Closing Date.

“Benefit Plan Activities” means any investment or ownership interest in a Person through an employee benefit or pension plan.

“Capital Markets and Treasury Activities” means any activity undertaken in connection with efforts by any Person to raise for or on behalf of any Person capital from any public or private source and any activities undertaken by the Treasury Function of any member of the GE Group, including obtaining or arranging debt issuance and other external or intercompany funding transactions (including equity transactions and capital raising for or on behalf of any Person from any public or private source), providing for or arranging cash management banking activities, carrying out investments of excess cash, carrying out hedging or derivative transactions, providing or arranging for credit support and related services (including advice), in each case primarily for the benefit of any such member of the GE Group and its respective non-consolidated joint ventures.

“Channel Agreement” means that certain agreement entered into by the Parties concurrently with this Agreement (as amended, modified or supplemented from time to time in accordance with its terms).

“Closing” means the consummation of the transactions contemplated by the Transaction Agreement.

“Closing Date” means the date of the Closing.

“Competing Business” means a business that sells (i) O&G Products and Services to companies engaged in the oil and gas industry (but excluding their Affiliates or business units, as applicable, that are not engaged) for use in the O&G Activities or (ii) the O&G Products and Services listed on Schedule B.

“Control” or “Controlling” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Control Systems Activities” means any activity relating to programmable logic controllers, distributed control systems or computerized numerical controls (including system components such as field agents (hardware and software that serves as a secure bi-directional data conduit between the “Edge” controller and a database), process instrumentation, analytical devices, control valves, actuation and motion)) integrating sensors and controls either across enterprises or localized on equipment, in each case, providing automation of manufacturing enterprises and processes, including hardware and software optimization and supervisory control and data acquisition and analysis; provided that (a) such Control Systems Activity is not principally designed for, or principally intended for, sale or, solely with respect to related software (excluding any equipment or component embedded software), licensing, in the Competing Business and (b) the sales revenue for such Control System Activity from sales for use in the O&G Activities (without taking into account any sales or supply to the Newco Group) does not exceed thirty five percent (35%) of its revenues from all sales (without taking into account any sales or supply to the Newco Group), in each case, (i) during the period commencing on the Closing Date and ending on December 31, 2017 or (ii) during any subsequent calendar year.

“De Minimis Business” means any (a) venture capital business activity involving minority equity investment (including any sale of equity derivatives) by any member of the GE Group in any Person in which (i) the GE Group collectively holds not more than twenty-five percent (25) percent of the outstanding voting securities or similar equity interests or (ii) the amount invested by the GE Group collectively is less than $100 million, provided, in either such case, that the GE Group does not (x) have the right to designate a majority, or such higher amount constituting a controlling number, of the members of the board of directors (or similar governing body) of such Person and (y) manage or operate the business of such Person or make significant proprietary assets (including the Retained Names and Retained Marks (as defined in Schedule 7.14(d)(i) to the Transaction Agreement) and any non-public information derived from Company Group) available to such Person for use in such Person’s business or (b) venture which has been approved by the Conflicts Committee (or its authorized designee).

“Default Recovery Activities” means the exercise of any rights or remedies in connection with any Capital Markets and Treasury Activity, Financing Activity, Insurance Activity, Leasing, Other Financial Services Activity or Securities Activity (whether such rights or remedies arise under any agreement relating to such activity, under applicable Law or otherwise) including any foreclosure, realization or repossession or ownership of any collateral, business assets or other security for any Financing Activity (including the equity in any entity or business), Insurance Activity or Other Financial Services Activity or any property subject to Leasing.

“Existing Business” means any business conducted or investment held by any member of the GE Group (including any joint venture agreement to which any member of the GE Group is a party (a “GE Group JV”)), including as set forth on Schedule A, that the GE Group or any GE Group JV can reasonably demonstrate by ordinary course business documents or systems was, as of the Signing Date (a) conducted or held by the GE Group or such GE Group JV or (b) contemplated or being developed or designed by the GE Group or such GE Group JV, and including without limitation, with respect to both clauses (a) and (b), any reasonably foreseeable enhancements or extensions thereof (including by further investments therein), provided that such enhancements or extensions thereof, including by further investments therein, continue to fall within the general scope of the applicable business or investment.

“Financial Services Business” means the (i) Capital Markets and Treasury Activities, (ii) Default Recovery Activities, (iii) Financing Activities, (iv) Leasing, (v) Other Financial Services Activities, (vi) Securities Activities, (vii) Insurance Activities or (viii) Benefit Plan Activities.

“Financing Activities” means the making, entering into, purchase of, or participation in (including syndication or servicing activities) (i) secured or unsecured loans, conditional sales agreements, debt instruments or transactions of a similar nature or for similar purposes, (ii) non-voting preferred equity investments, and (iii) investments as a limited partner in a partnership or as a member of a limited liability company in which another person who is not an Affiliate is a management member. For the avoidance of doubt, “Financing Activities” includes any financing, documented in the form of loans or leases or otherwise, with respect to any equipment manufactured, assembled or sold (in each case, in whole or in part) by GE or any of its Affiliates or any Intellectual Property (as defined in the Transaction Agreement), software, data or technology related thereto or any services provided in respect of any of the foregoing.

“GE Group” means GE and its Subsidiaries from time to time other than Newco and its Subsidiaries; provided that any Person who at any time is a member of the GE Group shall cease being a member of the GE Group if at any time it is no longer a Subsidiary of GE; provided, further that “GE Group” shall not include (i) any Person that purchases assets, operations or a business from a member of the GE Group if such Person is not a Subsidiary of GE after such transaction is consummated, and (ii) any Subsidiary of GE in which a Person who is not an Affiliate of GE holds equity interests and with respect to whom a member of the GE Group, on the Closing Date, has existing contractual or legal obligations (including fiduciary duties of representatives on the board of directors or similar body of such Subsidiary) which exclude GE’s ability to impose on the subject Subsidiary such a non-competition obligation. For clarity, any references to an applicable business unit of GE or other member of the GE Group shall be also to the successor of such business unit or member within the GE Group.

“GE O&G” means GE’s Oil & Gas business described in the segment disclosures in GE’s annual report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015, as reflected in the GE O&G Financial Statements.

“Horizontal Digital Offerings” means digital products, parts, equipment, services, technology and systems that are offered by the members of the GE Group other than the GE Digital business unit.

“IIOT Enabling Activities” means any activity, asset, device, software or service, including the offering for sale, distribution, use or provision of such activities, devices, assets, software or services, which connect, sense, measure, coordinate, manage, test, control, automate or communicate between or among industrial assets (including healthcare assets) or which store, process, analyze, manage, secure or transfer industrial data (including complex healthcare data) including for data acquisition, data analysis or data exchange among assets or processors and including local, distributed, networked or cloud-based supervisory data acquisition and control systems, human-machine interface systems, system optimization techniques, condition monitoring, predictive maintenance, asset performance management systems, asset monitoring systems, operational optimization systems, operational security systems, and communication techniques and algorithms in connection with such assets, data, and activities; provided that (a) such IIOT Enabling Activity is not principally designed for, or principally intended for, sale or, solely with respect to related software (excluding any equipment or component embedded software), licensing, in the Competing Business and (b) the sales revenue for such IIOT Enabling Activity from sales for use in the O&G Activities (without taking into account any sales or supply to the Newco Group) does not exceed thirty five percent (35%) of its revenues from all sales (without taking into account any sales or supply to the Newco Group), in each case, (i) during the period commencing on the Closing Date and ending on December 31, 2017 or (ii) during any subsequent calendar year.

“Insurance Activities” means any insurance activity involving the sale of any product or service determined to constitute insurance, assurance or reinsurance by the Laws in effect in any jurisdiction in the world, the conduct of any insurance brokerage activities or services or the provision of insurance advisory services, business processes or software.

“Interim Period” means the period beginning on the Signing Date and ending on the Closing Date.

“Leasing” means the rental, leasing, or financing under operating leases, finance leases or hire purchase or rental agreements, of property (other than O&G Products and Services), whether real, personal, tangible or intangible.

“Non-Segregable Competing Business” means, with respect to any After-Acquired Business, the Competing Business thereof which would be unreasonably burdensome, as determined in accordance with Section 3(b), to Sell.

“O&G Activities” means the following oil and gas activities: (i) exploration (including seismic surveying), drilling, evaluation (including reservoir and reserves analysis), completion, well intervention, stimulation or production in and of reservoirs; (ii) liquefied natural gas; (iii) compression and boosting liquids (i.e., pumps) in upstream, midstream and downstream; (iv) pipeline inspection, pipeline commissioning and pipeline integrity management; (v) processing in refineries and petrochemical (including fertilizer) plants; or (vi) production chemicals in the upstream and additive chemicals in the downstream.

“O&G Contractual Obligations” means, with respect to an After-Acquired Business, the contractual obligations of the Non-Segregable Competing Business thereof that are applicable to the sale by such Non-Segregable Competing Business of (a) all O&G Products and Services to companies engaged (but excluding their Affiliates or business units, as applicable, that are not engaged) in the oil and gas industry or (b) the O&G Products and Services listed on Schedule B (and, in each case, all of the related infrastructure necessary to perform such contractual obligations, including reasonably allocable cost of restructuring necessary for, and providing such infrastructure support) in order to serve third party end-user customers’ requirements with respect to all (but not less than all) of the related O&G Products and Services.

“O&G Products and Services” means products, parts, equipment, services, technology and systems (including for avoidance of doubt software) (a) for use in the O&G Activities (including Horizontal Digital Offerings) or (b) listed on Schedule B, and solely with respect to clause (b), which Newco can reasonably demonstrate by ordinary course business documents or systems that, as of the Signing Date, (i) GE O&G was engaged in the sale thereof or (ii) were contemplated or being designed by GE O&G, including any reasonably foreseeable enhancements or extensions thereof (including by further investments therein), provided that such enhancements or extensions thereof, including by further investments therein, continue to fall within the description of the applicable product, part, equipment, service, technology or system listed on Schedule B, and excluding, with respect to both clauses (a) and (b), the products, parts, equipment, services, technology and systems of GE Digital Business unit.

“Other Financial Services Activities” means the offering, sale, distribution or provision, directly or through any distribution system or channel, of any financial products, financial services, asset management services, including investments on behalf of GE’s financial services affiliates purely for financial investment purposes, investments for the benefit of third party and client accounts, credit card products or services, vendor financing and trade payables services, back-office billing, processing, collection and administrative services or products or services related or ancillary to any of the foregoing.

“Post-Acquisition Period” means, with respect to any After-Acquired Business, the twenty-four (24) months immediately following the consummation of the purchase or other acquisition of such After-Acquired Business in accordance with the definitive documentation thereof or, in the case of any purchase or acquisition during the Interim Period (with the consent of Baker Hughes Incorporated, such consent not to be unreasonably withheld, delayed or conditioned), twenty-four (24) months following the Closing Date; provided that if (i) a definitive agreement has been entered into with respect to a Sale of all (but not less than all) of the After-Acquired Business, (ii) all conditions to the consummation of such Sale have been satisfied as required by the applicable definitive agreement except for the satisfaction of the applicable Regulatory Conditions or any other conditions the condition precedent to the satisfaction of which is satisfaction of the applicable Regulatory Conditions, and (iii) the applicable member of the GE Group has complied in all material respects with its respective obligations under Section 3 of this Agreement or any obligation in connection with satisfaction of such Regulatory Conditions, then the Post-Acquisition Period with respect to such After-Acquired Business shall not expire until the earlier of (A) termination of such definitive agreement and (B) five days after the satisfaction of such Regulatory Conditions.

“Sale” or “Sell” means the sale, disposition, divestment, conveyance or other transfer or conveyance of legal or beneficial interest whether voluntarily or by operation of law.

“Securities Activities” means any activity, function or service (without regard to where such activity function or service actually occurs) which, if undertaken or performed (i) in the United States would be subject to the United States federal securities Laws or the securities Laws of any state of the United States or (ii) outside of the United States within any other jurisdiction in the world, would be subject to any Law in any such jurisdiction governing, regulating or pertaining to the sale, distribution or underwriting of securities or the provision of investment management, financial advisory or similar services.

“Signing Date” means October 30, 2016.

“Supply Agreement” means that certain Supply Agreement, dated the date hereof, between GE and Newco, as amended, modified or supplemented from time to time in accordance with its terms.

“Transaction Agreement” means that certain Transaction Agreement and Plan of Merger, dated October 30, 2016, among GE, Baker Hughes Incorporated, Newco and Bear MergerSub, Inc. (as amended, modified or supplemented from time to time in accordance with its terms).

“Treasury Function” means the treasury unit of any member of the GE Group including any personnel under the direct or indirect management of the treasurer of such member, and such unit’s agents or representatives, or any other unit of the group comprising such member and its Subsidiaries performing a similar treasury function for any other part of the group comprising such member and its Subsidiaries, and its agents or representatives.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:	/s/ James M. Waterbury
Name:	James M. Waterbury
Title:	Vice President

BAKER HUGHES, A GE COMPANY

By:	/s/ Lee Whitley
Name:	Lee Whitley
Title:	Corporate Secretary

[Signature Page to Non-Competition Agreement]